Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, D.C. 20004


April 25, 2003

STI Classic Variable Trust
101 Federal Street
Boston, MA  02110

Re:      OPINION OF COUNSEL REGARDING POST-EFFECTIVE AMENDMENT NO. 13 TO THE
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         REGISTRATION STATEMENT FILED ON FORM N-1A UNDER THE SECURITIES
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         ACT OF 1933 (FILE NO. 033-91476)
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Ladies and Gentlemen:

We have acted as counsel to the STI Classic Variable Trust, a Massachusetts business trust (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates to the Trust's shares of beneficial interest, without par value (collectively, the "Shares"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 13 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

         (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust, which is duly authorized and validly existing under the laws of the Commonwealth of Massachusetts;

         (b)      copies of the Trust's  Agreement and  Declaration of Trust and
                  of  all   amendments   and  all   supplements   thereto   (the
                  "Declaration of Trust");

         (c) a certificate executed by Timothy D. Barto, the Assistant Secretary of the Trust, certifying to and attaching copies of the Trust's Declaration of Trust and Amended and Restated By-Laws (the "By-Laws"), and certain resolutions



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                  adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

         (d)      a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Trust's Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/S/ MORGAN, LEWIS & BOCKIUS LLP
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Morgan, Lewis & Bockius LLP